UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 28, 2025

OLO INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40213	20-2971562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Olo Inc.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, New York 10007
(Address of principal executive offices, including zip code)

(212) 260-0895
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Introductory Note

As previously disclosed, on July 3, 2025, Olo Inc., a Delaware corporation (the “Company” or “Olo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Hospitality Parent, LLC, a Delaware limited liability company (“Project Hospitality Parent” or “Parent”) and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Project Hospitality Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Olo (the “Merger”), with Olo surviving the merger as a wholly-owned subsidiary of Project Hospitality Parent. Project Hospitality Parent and Merger Sub are each affiliated with Thoma Bravo Discover Fund IV, L.P. (the “Thoma Bravo Fund”), and Parent, Merger Sub and the Thoma Bravo Fund are each affiliated with Thoma Bravo, L.P. (“Thoma Bravo”).

Certain Litigation

On August 18, 2025 and August 19, 2025, purported Company stockholders filed complaints in the Supreme Court of the State of New York, New York County against the Company and the members of the Company’s Board of Directors, captioned Conners v. Olo Inc., et al., No. 654927/2025 and Thompson v. Olo Inc., et al., No. 161043/2025. On August 18, 2025, another purported Company stockholder filed a complaint against the Company, the members of the Company’s Board of Directors, Thoma Bravo, L.P., Thoma Bravo Discover Fund IV, L.P., Project Hospitality Parent, LLC, and Project Hospitality Merger Sub, Inc. in the Supreme Court of New York, Westchester County, captioned Herzog v. Cancel, et al., No. 69023/2025 (the Conners, Thompson, and Herzog complaints collectively, the “Complaints”). The Complaints assert claims for negligent misrepresentation and concealment and negligence in violation of New York State common law for purportedly misrepresenting and/or omitting material information from the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on August 8, 2025 (as such may be supplemented from time to time, the “Definitive Proxy Statement”). The Herzog complaint also asserts claims for violation of the Illinois Securities Act against Thoma Bravo, L.P., Thoma Bravo Discover Fund IV, L.P., Project Hospitality Parent, LLC, and Project Hospitality Merger Sub, Inc. The Complaints generally seek, among other things, an injunction enjoining the stockholder vote or closing of the stockholder vote, an order requiring the disclosure of additional information regarding the Merger, rescission of the Merger if consummated, costs of the action, including attorneys’ fees and experts’ fees and expenses, and/or damages and expenses in an unspecified amount.

Moreover, in connection with the Merger, the Company has received demand letters from purported stockholders seeking additional disclosures in the Definitive Proxy Statement (the “Demands”).

The Company cannot predict the outcome of any litigation, the Complaints or the Demands. The Company and the individual defendants intend to vigorously defend against the Complaints, Demands and any subsequently filed complaints or similar actions. It is possible additional demand letters may be received or that other lawsuits may be filed arising from the Merger between August 28, 2025 and consummation of the Merger. Absent new or significantly different allegations, the Company will not necessarily disclose such additional filings or demand letters.

The Company believes that the allegations in the Complaints and Demands are without merit and supplemental disclosures are not required or necessary under applicable laws. Nevertheless, in order to moot the disclosure claims and avoid nuisance and possible expense and business delays, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit of the Complaints or Demands described above or of the necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Complaints and Demands that any additional disclosure was or is required or is material.

Supplemental Disclosures

The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety as supplemented. The inclusion in this supplement to the Definitive Proxy Statement of certain information should not be regarded as an indication that any of the Company or its directors, affiliates, officers, or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with ~~strikethrough text~~.

The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented as follows:

On page 34, the following text shall be added to the second full paragraph and in a new paragraph following immediately thereafter:

On February 24, 2025, the Board held a meeting at which members of Olo management and representatives of Goodwin were present. At this meeting, members of the Board continued to discuss the presentations held with these potential financial advisors and the follow-up information provided by the potential financial advisors, including the proposed lists of potential strategic parties and financial sponsors to contact during initial outreach. The representatives of Goodwin discussed with the members of the Board their fiduciary duties under Delaware law in connection with a strategic alternatives review process and potential or perceived conflicts that could be applicable to members of the Board or significant shareholders. In this regard, the Board discussed, among other things, examples of perceived conflicts of interest, including if any members of the Board or significant stockholders of the Company (i) had any agreements, arrangements or understandings with any potential buyers with respect to a potential acquisition of the Company, (ii) had an immediate need for liquidity that was a significant factor in their support for a potential sale process in the near term, (iii) were interested in acquiring the Company, either alone or with a consortium, (iv) intended to seek differential treatment of some or all of their respective stakes in a transaction relative to the Company’s public stockholders, and (v) intended to seek any non-ratable benefit in a potential transaction relative to the Company’s public stockholders. The Board discussed the importance of identifying any potential conflicts or the appearance of potential conflicts of interest with respect to the members of the Board, and requested that members of the Board identify any such conflicts to the extent they arise at any point throughout the strategic process. The Board also discussed the potential participation of Mr. Glass in a strategic transaction considering his various roles as the CEO, a director and a significant stockholder, and related procedural safeguards. The Board also discussed the potential participation of two other significant stockholders of the Company, The Raine Group (“Raine”) and Raqtinda Investments LLC (“Raqtinda”), given Brandon Gardner’s roles as Chairman of the Board and Founding Partner and President of Raine and Colin Neville’s roles as a member of the Board and Partner at Raine, and David Frankel’s roles as a member of the Board and Manager of Raqtinda. The Board also discussed the Board’s expectation that, unless and until otherwise approved in advance by the Board, no directors would enter into discussions or negotiations with any potential buyer regarding differential treatment or non-ratable benefits for such directors in a potential transaction. Following the meeting, Goodwin provided the Company and the Chairman of the Board with materials concerning its relevant experience in mergers and acquisitions, including representation of Thoma Bravo in connection with prior transactions unrelated to Olo.

In addition, Goodwin concurrently represented Thoma Bravo on unrelated matters, and may continue to represent Thoma Bravo in the future. No Goodwin attorneys represented Thoma Bravo in connection with the Merger.

On page 40, the following text shall be added to the seventh full paragraph:

On June 20, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs presented Goldman Sachs’ preliminary financial analysis. Members of Olo management then reviewed long-range standalone financial projections for fiscal years 2025 through 2034 (the “Projections”), a copy of which had previously been provided to the Transaction Committee, as described in the section entitled “—Certain Unaudited Prospective Financial Information” beginning on page 57 of this proxy statement. The first five years of the Projections were identical to the projections presented to the Board on May 18, 2025. Following discussion, the Transaction Committee approved the Projections for use by Goldman Sachs in its financial analysis and opinion.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC—Illustrative Discounted Cash Flow Analysis” on page 52 is hereby amended and supplemented by adding the following text:

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Olo to derive a range of illustrative equity values per Company Share. Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 15.0%, reflecting estimates of Olo’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2025 (i) estimates of unlevered free cash flow for Olo (burdened by stock-based-compensation and without considering NOL tax savings) for the period from the second quarter of Olo’s fiscal year 2025 through Olo’s fiscal year 2034 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Olo, which were calculated by applying perpetuity growth rates ranging from 2.0% to 4.0%, to a terminal year estimate of the unlevered free cash flow to be generated by Olo of approximately $419 million, as reflected in the Forecasts. In addition, using a discount rate of 13.5%, reflecting Goldman Sachs’ estimate of Olo’s weighted average cost of capital, Goldman Sachs discounted to present value, as of March 31, 2025, approximately $42 million as the estimated benefits of Olo’s NOLs, as reflected in the NOL Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (the “CAPM”), which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Olo by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived for Olo the amount of Olo’s net cash of approximately $402 million, as provided by and approved for Goldman Sachs’ use by Olo, to derive a range of illustrative equity values for Olo. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Olo, the range of which was approximately 189.28 million to 190.99 million, as provided by and approved for Goldman Sachs’ use by Olo, using the treasury stock method, to derive a range of illustrative equity values per Company Share of $8.02 to $11.80.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC—Illustrative Present Value of Future Share Price Analysis” is hereby amended and supplemented by adding the following text to the first full paragraph on page 53:

Goldman Sachs then added the amount of Olo’s net cash of approximately $439 million, $508 million, and $612 million, for each of the fiscal years 2025 through 2027, respectively, each as provided by and approved for Goldman Sachs’ use by Olo, from the respective implied enterprise values in order to derive a range of illustrative equity values for Olo as of December 31 of each of the fiscal years 2025 through 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding Company Shares for each of fiscal years 2025 through 2027 of approximately 192.57 million, 197.58 million, and 203.07 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by Olo, to derive a range of implied future values per Company Share. Goldman Sachs then discounted these implied future equity values per Company Share to March 31, 2025, using the end-year convention for discounting cash flows and an illustrative discount rate of 13.5%, reflecting an estimate of Olo’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM. This analysis resulted in a range of illustrative equity values per Company Share of $7.34 to $13.84.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC—Selected Publicly Trading Companies Analysis” is hereby amended and supplemented as follows:

On page 53, the following text shall be added to the second full paragraph after the subheading “Selected Publicly Trading Companies Analysis”:

Although none of the Selected Companies is directly comparable to Olo, the Selected Companies were chosen, on the basis of Goldman Sachs’ experience and professional judgment, because they are publicly traded companies in the technology industry with operations that, for purposes of analysis, may be considered similar to certain operations of Olo.

On page 54, the following text shall be added to the first full paragraph:

Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs derived a range of illustrative equity values for Olo by applying an illustrative EV/NTM uFCF reference multiple of 14.1x to Olo’s NTM unlevered free cash flow as of July 1, 2025 of approximately $53 million, as reflected in the Forecasts, for the low end of the range and an illustrative EV/NTM GP reference multiple of 5.7x to Olo’s NTM gross profit as of July 1, 2025 of approximately $211 million, as reflected in the Forecasts, for the high end of the range. Goldman Sachs then added to the range of illustrative enterprise values it derived for Olo the amount of Olo’s net cash of approximately $402 million, as provided by and approved for Goldman Sachs’ use by Olo, to derive a range of illustrative equity values for Olo. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Olo, the range of which was approximately 188.14 million to 189.46 million, as provided by and approved for Goldman Sachs’ use by Olo, using the treasury stock method, to derive a range of illustrative equity values per Company Share of $6.09 to $8.46.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC— Selected Precedent Transactions Analysis” is hereby amended and supplemented by adding the following text to the second full paragraph on page 55:

Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative EV/NTM FCF multiples of 16.1x to 31.1x to Olo’s NTM free cash flow as of July 1, 2025 of approximately $53 million, as reflected in the Forecasts, to derive a range of illustrative equity values for Olo. Goldman Sachs then added to the range of illustrative enterprise values it derived for Olo the amount of Olo’s net cash of approximately $402 million, as provided by and approved for Goldman Sachs’ use by Olo, to derive a range of illustrative equity values for Olo. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Olo, the range of which was approximately 188.52 million to 190.48 million, as provided by and approved for Goldman Sachs’ use by Olo, using the treasury stock method, to derive a range of illustrative equity values per Company Share ranging from $6.63 to $10.71.

The disclosure under the heading “The Merger—Opinion of Goldman Sachs & Co. LLC— Premia Paid Analysis” is hereby amended and supplemented by adding the following text to the first sentence of the third full paragraph on page 55:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for 90 all-cash acquisition transactions announced since July 1, 2020 involving a public company in the technology industry based in the United States as the target where the disclosed enterprise values for the transaction were more than $1 billion.

The disclosure under the heading “The Merger—Certain Unaudited Prospective Financial Information” is hereby amended and supplemented as follows:

On page 58, the following row shall be added at the bottom of the table summarizing the Projections:

($ in millions) FYE December 31st	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Implied Tax Savings from Utilization of NOLs (from NOL Forecasts)	-	$1	$8	$18	$30	$10	-	-	-	-

On page 58, the following text shall be added to footnote (3) to the table summarizing the Projections:

As further described in the section titled “—Background of the Merger” of this proxy statement, the Projections presented to the Board on April 8, 2025 reflected total revenue of $351 million for 2025 and gross profit of $202 million for 2025 and were subsequently adjusted to reflect updated information regarding the Company’s revenues as of March 31, 2025, which resulted in total revenue of $354 million for 2025 and gross profit of $204 million for 2025.

Forward Looking Statements

This communication contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future, as well as the Projections, other financial projections, or the assumptions underlying any of them. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s Class A Common Stock and Class B Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals; (iii) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement with Parent and Merger Sub, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed Merger; (ix) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; (xiii) the impact of adverse general and industry-specific economic and market conditions; (xiv) uncertainty as to timing of completion of the proposed Merger; (xv) legislative, regulatory and economic developments affecting the Company’s business and (xvi) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2025, the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2025, and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information And Where To Find It

In connection with the proposed transaction by and among the Company, a Delaware corporation, Parent, a Delaware limited liability company, and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, this communication is being made in respect of the pending Merger involving the Company and Parent. On August 8, 2025, the Company filed with the SEC a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. Beginning on August 8, 2025, the Company mailed the Proxy Statement to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.

The Company’s stockholders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by the Company from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.olo.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at InvestorRelations@olo.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 24, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests is contained in the Proxy Statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the pending Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olo Inc.

Date: August 28, 2025	By:	/s/ Noah H. Glass
Noah H. Glass
Chief Executive Officer (Principal Executive Officer)